UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  October 20, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Pharmaceutical HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15653 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 15, 2009, the merger of Wyeth and Pfizer Inc. became effective.  As a result, Wyeth will no longer be an underlying constituent of the Pharmaceutical HOLDRS Trust.  In connection with the merger, Wyeth shareholders will receive 0.985 shares of Pfizer Inc. and $33.00 in cash for each share of Wyeth.  The Bank of New York Mellon will receive 11.82 shares of Pfizer Inc. and $396.00 in cash for the 12 shares of Wyeth per 100 share round lot of Pharmaceutical HOLDRS.  As a result, once the allocation has been completed by the Depository Trust Company, creations of Pharmaceutical HOLDRS will require a deposit of 69.82 shares of Pfizer Inc. per 100 share round lot of Pharmaceutical HOLDRS.  Additionally, creations and/or cancellations from October 16, 2009 through October 23, 2009 inclusive will require $396.00 per 100 share round lot of Pharmaceutical HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Pharmaceutical HOLDRS Trust Prospectus Supplement dated October 20, 2009 to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: October 20, 2009	By:	/s/ Ninon B. Marapachi
	Name:	Ninon B. Marapachi
	Title:	Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Pharmaceutical HOLDRS Trust Prospectus Supplement dated October 20, 2009 to Prospectus dated March 11, 2009.